     As filed with the Securities and Exchange Commission on May 1, 2002
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------

                            JAG Media Holdings, Inc.
                            (f/k/a JagNotes.com Inc.
             (Exact name of Registrant as specified in its charter)

          Nevada                                             88-0380456
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                           Identification No.)

                                  -------------

                               6865 SW 18th Street
                                    Suite B13
                            Boca Raton, Florida 33433
          (Address, including zip code, of Principal Executive Offices)
                                 --------------


                            JAG Media Holdings, Inc.
                          1999 Long-Term Incentive Plan
                            (Full Title of the Plan)

                                  -------------

                               Thomas J. Mazzarisi
                            Executive Vice President
                               6865 SW 18th Street
                                    Suite B13
                            Boca Raton, Florida 33433
                                 (561) 393-0605
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------- ------------------- ---------------------- -------------------- -------------------
                                                         Proposed Maximum      Proposed Maximum
     Title of Each Class of           Amount to be      Offering Price Per    Aggregate Offering       Amount of
   Securities to be Registered         Registered              Share                 Price          Registration Fee
---------------------------------- ------------------- ---------------------- -------------------- -------------------
Class A common stock, $.00001           6,000,000 (1)              $0.70(2)           $4,200,000      $162.14 (3)(4)
par value...
---------------------------------- ------------------- ---------------------- -------------------- -------------------

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1999 Long-Term Incentive Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the ask and bid prices for the Class A common stock as reported on the Nasdaq OTC Bulletin Board for April 29, 2002.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price multiplied by .000092.

(4) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee of $224.26 paid with respect to 2,819,875 unsold shares is being carried forward from Registration Statement No. 333-52350 to this Registration Statement. Therefore, a registration fee of $162.14 ($386.40 less $224.26)is being paid in connection with the filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to
Part I of this Registration Statement on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed by us with the Securities and Exchange Commission ("SEC") are incorporated by reference into this Registration
Statement:

         (a) Registration Statement on Form 8-A of the registrant, filed with the SEC on March 25, 2002;

         (b) Quarterly Report on Form 10-QSB of the registrant for the quarter ended January 31, 2002, filed with the SEC on March 8, 2002;

         (c) Quarterly Report on Form 10-QSB of the registrant for the quarter ended October 31, 2002, filed with the SEC on December 26, 2001; and

         (d) Annual Report on Form 10-KSB of the registrant for the year ended July 31, 2001, filed with the SEC on October 24, 2001 as amended by Form 10-KSB/A filed with the SEC on November 8, 2001; and

         (e) Current Report on Form 8-K of the registrant, filed with the SEC on May 1, 2002.

          All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

         The validity of the shares offered hereby was passed upon for the registrant by Thomas J. Mazzarisi, Esq. Mr. Mazzarisi is the beneficial owner of 610,000 shares of Class A common stock of the registrant. Mr. Mazzarisi serves as the Executive Vice President, Chief Financial Officer and General Counsel of the registrant.

Item 6.   Indemnification of Directors and Officers.

          The By-laws and Articles of Incorporation of the registrant and certain provisions of the Nevada Revised Statutes provide for indemnification of directors and officers against certain liabilities. Officers and directors of the registrant are indemnified generally against expenses actually and reasonably incurred in connection with actions, suits or proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

Exhibit           Description
-------           -----------

3.1      Articles of Incorporation. (1)

3.2 Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of the State of Nevada on April 8, 2002.*

3.3      By-Laws. (1)

5.1      Opinion of Thomas J. Mazzarisi, Esq.*

10.1     JAG Media Holdings, Inc. 1999 Long-Term Incentive Plan, as amended.*

23.1     Consent of J.H. Cohn LLP.*

23.2     Consent of Thomas J. Mazzarisi, Esq. (included in Exhibit 5.1).*

24.1     Power of Attorney (included on page II-5 of this Registration
         Statement).*

*        Filed Herewith

(1) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.

Item 9.   Undertakings.

  (a)    The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 1, 2002.

                                       JAG MEDIA HOLDINGS, INC.

                                       By:  /s/ Gary Valinoti
                                       -----------------------------------------
                                            Name:    Gary Valinoti
                                            Title:   Chief Executive Officer and
                                                     President

         Each person whose signature appears below constitutes and appoints Thomas J. Mazzarisi, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

 /s/ Gary Valinoti                                                 May 1, 2002
-----------------------------------------------
Gary Valinoti, President, Chief Executive
Officer and Director
(Principal Executive Officer)

 /s/ Thomas Mazzarisi                                              May 1, 2002
-----------------------------------------------
Thomas Mazzarisi, Executive Vice President,
Chief Financial Officer, General Counsel
and Director
(Principal Financial and Accounting Officer)

 /s/ Stephen Schoepfer                                             May 1, 2002
-----------------------------------------------
Stephen Schoepfer, Executive Vice President,
Chief Operating Officer, Secretary and Director

                                  EXHIBIT INDEX

Exhibit       Description
-------       -----------

3.2 Certificate of Amendment of Articles of Incorporation filed with the Secretary of State of the State of Nevada on April 8, 2002.

5.1      Opinion of Thomas J. Mazzarisi, Esq.

10.1     JAG Media Holdings, Inc. 1999 Long-Term Incentive Plan, as amended.

23.1     Consent of J.H. Cohn LLP.

23.2     Consent of Thomas J. Mazzarisi, Esq. (included in Exhibit 5.1).

24.1     Power of Attorney (included on page II-5 of this Registration
         Statement).